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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 20, 1998 on the Tower Operations of Southern Communications Services, Inc. and to all references to our Firm included in or made a part of this Registration Statement.

                                          /s/ Arthur Andersen LLP

Atlanta, Georgia
January 18, 2000